                BANK OF BOSTON REPORTS THIRD QUARTER NET INCOME
                      OF $140 MILLION OR $1.15 PER SHARE
                             13% ABOVE PRIOR YEAR

     BOSTON, October 19, 1995 -- Bank of Boston Corporation (NYSE: BKB) reported today third quarter net income of $140 million, or $1.15 per common share on a fully diluted basis. This compares with $133 million, or $1.10 per share, in the second quarter of 1995 and $124 million, or $1.04 per share ($116 million, or $.96 per share before special revenue items and acquisition-related costs) in the third quarter of 1994.

     Net income for the first nine months of 1995 was $399 million, or $3.27 per share, compared with net income of $315 million, or $2.60 per share ($322 million, or $2.67 per share before special revenue items and acquisition-related costs) for the first nine months of 1994.

     Third quarter highlights were (amounts shown for the third quarter of 1994 are before special items):

     . Total revenues grew to $689 million on a fully taxable equivalent basis, compared with $672 million in the prior quarter and $607 million in the third quarter of 1994;

     . On a fully taxable equivalent basis, operating income (before credit costs) improved to $298 million in the third quarter, compared with $283 million in the prior quarter and $240 million in the third quarter of 1994;

     . Operating ratio improved to 56.7% in the third quarter. This compares with 57.9% in the prior quarter and 60.4% in the third quarter of 1994;

     . Nonaccrual loans and OREO totaled $417 million at September 30, 1995 and June 30, 1995, compared with $470 million at September 30, 1994. The ratio of nonaccrual loans and OREO to related assets was 1.3% in the current and prior quarter, compared with 1.5% in the third quarter of 1994;

     . Provision for credit losses was increased to $45 million in the third quarter of 1995 from $40 million in the prior quarter and $25 million in the third quarter of 1994. Net credit losses were $39 million in the current quarter, compared with $44 million in the prior quarter and $32 million in the third quarter of 1994;

     . Return on average common equity was 17.13% in the third quarter of 1995, compared with 17.22% in the prior quarter and 16.65% in the third quarter of 1994. Return on average assets was 1.23% in the third quarter of 1995, compared with 1.21% in the prior quarter and 1.05% in the third quarter of 1994.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $441 million for the third quarter of 1995, compared with $436 million in the prior quarter and $405 million for the same period in 1994 (excluding special revenue earned in Brazil as discussed below). On this same basis, net interest margin was 4.39% for the third quarter of 1995, compared with 4.49% in the second quarter
of 1995 and 4.14% in the third quarter of last year.   For the first nine months
of 1995, net interest revenue, on a fully taxable equivalent basis, was $1,304 million, compared with $1,123 million for the first nine months of 1994 (excluding special revenue earned in Brazil as discussed below). On this same basis, net interest margin was 4.48% for the first nine months of 1995, compared with 3.98% for the same period in 1994.

     The $5 million increase in net interest revenue from the prior quarter was due to a $700 million increase in average loans and leases, mainly from the domestic consumer-related and international portfolios, offset, in part, by a 10 basis point decline in net interest margin. The lower margin reflects a cumulative adjustment to the leveraged lease portfolio, which resulted from changes in the Massachusetts income tax rate, and narrower spreads from domestic and Argentine operations, partially offset by wider spreads from Brazilian and Chilean operations.

     Net interest revenue and margin increased $36 million and 25 basis points, respectively, from the third quarter of 1994 and $181 million and 50 basis points, respectively, from the first nine months of 1994. The improvements in net interest revenue reflected increases of over $1 billion in average loans and leases as growth from domestic consumer-related and international loans was partially offset by declines in the domestic commercial portfolio. In addition, wider spreads from Latin American operations contributed to the improvements in net interest revenue and margin in both comparisons, while wider domestic spreads helped to boost net interest revenue and margin in the nine month comparison.

     During the third quarter of 1994, the Corporation recognized approximately $20 million ($11 million after-tax, or 10 cents per share) of incremental net interest revenue from Brazilian operations. This revenue resulted from the Corporation successfully positioning itself to take advantage of interest rate movements during the initial phase of Brazils new economic program and, as such, was viewed as a special item.

NONINTEREST INCOME
     Noninterest income is composed of the following:


 Second
Quarter                                                   Third Quarter                   Nine Months
-------                                                   -------------               ---------------
   1995      (in millions)                                 1995      1994      Change      1995   1994  Change
   ----                                                    ----      ----      ------      ----   ----  ------
  $ 113      Financial service fees                       $ 118     $ 104         $14     $ 337  $ 291    $ 46
     57      Trust and agency fees                           58        51           7       168    148      20
      6      Trading profits and commissions                  7        11          (4)       14     16      (2)
      0      Securities portfolio gains, net                  1         1           0         7     11      (4)
     23      Mezzanine/venture capital profits, net          25         9          16        65     27      38
     16      Foreign exchange trading profits, net           15        11           4        43     31      12
     21      Other income                                    25        15          10        69     78      (9)
  -----                                                   -----     -----         ---     -----  -----    ----
    236      Subtotal                                       249       202          47       703    602     101
             Gains from sales of businesses:
      0      Maine/Vermont bank subsidiaries                  0         0           0        75      0      75
      0      Domestic factoring business                      0         0           0         0     27     (27)
  -----                                                   -----     -----         ---     -----  -----    ----

  $ 236      Total                                        $ 249     $ 202         $47     $ 778  $ 629    $149
  =====                                                   =====     =====         ===     =====  =====    ====

     Noninterest income increased $13 million from the second quarter of 1995 and $47 million from the third quarter of 1994. Compared with the first nine months of 1994, noninterest income (before business sale gains) grew $101 million. Increases in financial service fee categories are detailed below. The improvement in trust and agency fees from all prior periods mainly reflected higher fees from the Brazilian mutual fund business, as the total funds under management there increased to $2.1 billion at September 30, 1995 from $1.0 billion a year ago, and from the domestic stock transfer business, which has been spun off into a joint venture effective in the fourth quarter of 1995. Trading account profits were down from the third quarter of 1994, which benefited from an unusually high level of profits from international securities trading. Mezzanine/venture capital profits remained strong in the third quarter and showed improvement in all prior period comparisons as a result of a high level of sales activity. Foreign exchange profits were higher compared with prior year periods as increases were posted by international and domestic treasury operations. The increases in other income from the prior quarter and the third quarter of 1994 included higher gains from the sale of mortgage servicing rights, while the decline from the first nine months of 1994 was due, in part, to the absence of net gains recorded during the first quarter of 1994 from the sale of securities originally acquired in connection with loan restructurings.

     Other income in the third quarter of 1994 included $15 million of exchange rate-related profits stemming from the strengthening of Brazils currency against the U.S. dollar subsequent to the implementation of that countrys new economic program on July 1, 1994. In addition, other income in the third quarter of last year also included the effect of approximately $15 million of charges associated with certain investments, including investments in foreign equity subsidiaries and writedowns of domestic investments acquired in connection with loan restructurings.

FINANCIAL SERVICE FEES

     The components of financial service fees are as follows:

 Second
Quarter                                                         Third Quarter                 Nine Months
-------                                                         -------------                ------------
   1995      (in millions)                                    1995       1994      Change     1995   1994   Change
  -----                                                      -----      -----      ------    -----  -----  -------
  $  29      Deposit fees                                    $  29      $  32         $(3)   $  88  $  93     $(5)
     16      Letters of credit and acceptance fees              18         17           1       53     44       9
     27      Net mortgage servicing fees                        22         16           6       70     40      30
     17      Loan-related fees                                  20         15           5       50     44       6
     24      Other                                              29         24           5       76     70       6
  -----                                                      -----      -----         ---    -----  -----     ---
  $ 113      Total                                           $ 118      $ 104         $14    $ 337  $ 291     $46
  =====                                                      =====      =====         ===    =====  =====     ===

     The growth in loan-related and other financial service fees is mainly driven by higher syndication and advisory fees reflecting the Corporation's increased emphasis on the capital markets business. Letter of credit and acceptance fees increased compared with all prior periods due to a higher volume of business.

     The decline in net mortgage servicing fee income from the prior quarter reflected the absence of profits earned in the second quarter from contracts used to manage prepayment risk in the servicing portfolio. Total noninterest income from the mortgage banking business, however, was comparable to the prior quarter due to an increase in gains from the sale of servicing rights as noted above. The positive comparisons with prior year periods reflected growth in the servicing portfolio to $40 billion from $35 billion a year ago.

NONINTEREST EXPENSE

     The components of noninterest expense are as follows:

 Second
Quarter                                                        Third Quarter                      Nine Months
-------                                                       --------------                  ---------------
   1995    (in millions)                                     1995        1994     Change       1995      1994    Change
   ----                                                      ----        ----     ------       ----      ----    ------
  $ 220    Employee costs                                   $ 233       $ 207       $ 26     $  670    $  600      $ 70
     60    Occupancy & equipment                               61          59          2        180       171         9
     11    Professional fees                                   13          16         (3)        36        41        (5)
     11    FDIC insurance premiums                             (1)         13        (14)        22        38       (16)
     87    Other                                               85          72         13        254       208        46
  -----                                                     -----       -----       ----     ------    ------      ----
             Noninterest expense, before acquisition-
    389        related charges and OREO costs                 391         367         24      1,162     1,058       104
      0    Acquisition-related charges                          0           5         (5)         0        21       (21)
      3    OREO costs                                           2           6         (4)         6        18       (12)
  -----                                                     -----       -----       ----     ------    ------      ----
  $ 392      Total                                          $ 393       $ 378       $ 15     $1,168    $1,097      $ 71
  =====                                                     =====       =====       ====     ======    ======      ====

     Noninterest expense, before acquisition-related charges and OREO costs, was $391 million in the third quarter of 1995, compared with $389 million in the prior quarter and $367 million for the same quarter in 1994. Using this expense base, the Corporation's operating ratio of expenses to revenue improved to 56.7% in the third quarter of 1995, compared with 57.9% in the second quarter and 60.4% in the third quarter of last year.

     The $13 million increase in employee costs from the second quarter was mainly due to higher levels of incentive compensation expense, including stock awards made to senior management under a plan tied to the Corporations common stock price, the acquisitions of Bell Mortgage Company and Century Acceptance Corporation, an expansion of the capital markets business, and higher expenses from Latin American operations. The latter included a higher number of employees and the effect of a wage increase negotiated with the employee union in Brazil. FDIC insurance premiums declined $12 million from the second quarter reflecting a reduction by the FDIC in the assessment rate, retroactive to the month of June.

     Compared with prior year periods, the increase in noninterest expense mainly reflected increases from the Corporation's Latin American and personal banking growth businesses. The increase in employee costs included merit increases and higher levels of incentive compensation. The increase in nonemployee costs reflected, in part, higher levels of advertising and travel expenses, including spending for key domestic and international business initiatives and the promotion of new products. In addition, the 1995 periods reflect higher levels of goodwill amortization over the comparative 1994 periods.

CREDIT PROFILE
Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:
 (in millions)                                  9-30-95    6-30-95    3-31-95    12-31-94    9-30-94
                                                -------    -------    -------    --------    -------
 United States Operations:
   Commercial, industrial and financial       $ 11,789   $ 11,907   $ 11,684   $  11,805   $ 11,987
   Commercial real estate
     Construction                                  412        327        355         354        464
     Other commercial real estate                2,303      2,489      2,645       3,141      3,110
   Consumer-related loans
     Secured by 1-4 family residential           4,978      4,752      4,635       5,004      4,878
      properties
     Other                                       3,131      2,834      2,603       2,462      2,373
   Lease financing                               1,373      1,356      1,350       1,366      1,312
   Unearned income                                (216)      (211)      (216)       (216)      (199)
                                              --------   --------   --------   ---------   --------
                                                23,770     23,454     23,056      23,916     23,925
                                              --------   --------   --------   ---------   --------
 International Operations:
   Loans and lease financing, net of
    unearned income                              7,921      7,934      7,383       7,089      6,956
                                              --------   --------   --------   ---------   --------
 Total loans and lease financing              $ 31,691   $ 31,388   $ 30,439   $  31,005   $ 30,881
                                              ========   ========   ========   =========   ========

     Loans and leases grew $303 million from June 30 due to an increase in consumer-related loans driven mainly by the Corporation's national consumer finance companies, Ganis Credit Corp. and Fidelity Acceptance Corp. The latter included the addition of loans from the acquisition of Century Acceptance Corp, which closed in July. The growth in the consumer-related categories was partially offset by a drop in domestic commercial loans due to declines in the commercial and industrial and real estate portfolios.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $417 million at September 30, 1995 and June 30, 1995, compared with $470 million at September 30, 1994. Nonaccrual loans and OREO represented 1.3% of related assets at September 30, 1995 and June 30, 1995, compared with 1.5% at September 30, 1994.

     The components of consolidated nonaccrual loans and OREO are as follows:

 (in millions)                             9-30-95   6-30-95   3-31-95   12-31-94   9-30-94
                                          --------  --------  --------  ---------  --------
 Domestic nonaccrual loans:
   Commercial, industrial and financial   $    105  $    106  $    111  $     113  $    119
   Commercial real estate
     Construction                               23        16        20         13        18
     Other commercial real estate               82        85        97        106       119
   Consumer-related loans
     Secured by 1-4 family residential          46        45        45         44        35
      properties
     Other                                      30        21        21         24        15
                                          --------  --------  --------  ---------  --------
                                               286       273       294        300       306
                                          --------  --------  --------  ---------  --------

 International nonaccrual loans                 69        66        57         65        71
                                          --------  --------  --------  ---------  --------
     Total nonaccrual loans                    355       339       351        365       377
 OREO                                           62        78        71         76        93
                                          --------  --------  --------  ---------  --------
     Total                                $    417  $    417  $    422  $     441  $    470
                                          ========  ========  ========  =========  ========

Provision and Reserve for Credit Losses

     The reserve for credit losses at September 30, 1995 was $704 million, or 2.22% of outstanding loans and leases, compared with $692 million, or 2.20% at June 30, 1995, and $677 million, or 2.19% at September 30, 1994. The reserve for credit losses was 198% of nonaccrual loans at September 30, 1995, 204% at June 30, 1995, and 179% at September 30, 1994.

     The provision for credit losses was $45 million for the third quarter of 1995, compared with $40 million for the prior quarter and $25 million for the
comparable period last year.   For the first nine months of 1995,  the provision
for credit losses was $175 million, compared with $95 million in the previous year. The first quarter of 1995 included a special provision of $50 million reflecting managements intent to further strengthen the Corporations loan loss reserve.

     Net credit losses were $39 million for the third quarter of 1995, compared with $44 million for the prior quarter and $32 million for the comparable period last year. Net credit losses as a percent of average loans and leases on an annualized basis were .49% in 1995's third quarter, compared with .57% for the second quarter of 1995 and .42% for the third quarter of 1994.

     Net credit losses were as follows:

 Second
Quarter                                                           Third Quarter                 Nine Months
-------                                                         -----------------         -----------------
  1995      (in millions)                                       1995         1994         1995         1994*
  ----                                                          ----         ----         ----         -----
            Domestic
 $   9       Commercial, industrial and financial               $  6        $   6        $  24        $  10

    14       Commercial real estate                                5            7           25           25

             Consumer-related loans
     3        Secured by 1-4 family residential properties         5            2           12            7
    10        Other                                               11           10           29           30
 -----                                                         -----        -----        -----        -----
    36        Subtotal                                            27           25           90           72
     8      International                                         12            7           34           23
 -----                                                         -----        -----        -----        -----
 $  44        Total                                            $  39        $  32        $ 124        $  95
 =====                                                         =====        =====        =====        =====

* Excludes credit losses related to the transfer of assets to the accelerated disposition portfolio.

THE CORPORATION

     Bank of Boston Corporation, with assets of $46.1 billion, is New England's only global bank. The Corporation and its subsidiaries provide comprehensive personal, corporate and global banking through a network of 500 offices across the U.S. and through more than 100 offices in 24 countries around the world, the third largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                          CONSOLIDATED BALANCE SHEET

(dollars in millions)
       June 30                                                                             September 30
       -------                                                          -------------------------------
          1995                                                                  1995               1994
       -------                                                               -------            -------
                   Assets
                    Securities:
        $1,821       Held to maturity                                        $ 1,765            $ 2,023
         3,011       Available for sale                                        3,277              2,214

        31,388      Loans and lease financing                                 31,691             30,881
          (692)     Reserve for credit losses                                   (704)              (677)
       -------                                                               --------           --------
        30,696       Net loans and lease financing                            30,987             30,204

         3,532      Other earning assets                                       3,637              4,318
         6,194      Cash and other nonearning assets                           6,417              5,535
       -------                                                               -------            -------
       $45,254       Total Assets                                            $46,083            $44,294
       =======                                                               =======            =======

                    Liabilities and Stockholders' Equity
       $29,121       Deposits                                                $30,009            $30,313
         9,045       Funds borrowed                                            8,720              7,283
         2,110       Notes payable                                             2,059              2,131
         1,513       Other liabilities                                         1,702              1,454
       -------                                                               -------            -------
        41,789       Total Liabilities                                        42,490             41,181
       -------                                                               -------            -------

                    Stockholders' Equity
           508       Preferred equity                                            508                508
         2,957       Common equity                                             3,085              2,605
       -------                                                                -------            -------
         3,465       Total Stockholders' Equity                                3,593              3,113
       -------                                                               -------            -------
       $45,254       Total Liabilities and Stockholders' Equity              $46,083            $44,294
       =======                                                               =======            =======


                           SELECTED AVERAGE BALANCES

Quarter Ended                                                                 Quarters Ended          Nine Months Ended
     June 30                                                                    September 30               September 30
     -------                                                             -------------------       --------------------
        1995                                                              1995          1994         1995          1994
        ----                                                             -----         -----       ------        ------
                     Assets
     $30,928       Loans and lease financing                           $31,625       $30,362      $30,897       $29,366
       4,526       Securities                                            4,824         3,489        4,548         3,203
      38,970       Total earning assets                                 39,867        38,846       38,948        37,750
      44,101       Total assets                                         45,185        43,925       44,049        42,621
                  Liabilities and Stockholders' Equity
      24,195       Interest bearing deposits                            24,476        25,012       24,273        23,982
       4,612       Noninterest bearing deposits                          4,792         4,892        4,672         4,939
     -------                                                           -------       -------      -------       -------
      28,807        Total deposits                                      29,268        29,904       28,945        28,921
       2,062       Notes payable                                         2,065         1,987        2,087         2,045
      34,431       Total interest bearing liabilities                   35,220        34,360       34,412        33,205
       2,889       Common stockholders' equity                           3,022         2,540        2,866         2,481
       3,397       Total stockholders' equity                            3,530         3,048        3,374         2,989

                             NUMBER OF EMPLOYEES


                                         Sept 30       June 30       Sept 30
                                            1995          1995          1994
                                        --------      --------      --------
Full time equivalent employees            18,257        18,113        18,600

                          CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)
Quarter Ended                                                                 Quarters Ended              Nine Months Ended
   June 30                                                                      September 30                   September 30
  --------                                                               -------------------             ------------------
      1995                                                                1995          1994              1995         1994
   -------                                                                ----          ----              ----         ----
  $1,103.4      Interest income                                       $1,113.1      $1,083.6          $3,249.7     $2,647.3
     669.3      Interest expense                                         673.7         659.7           1,950.3      1,508.2
  --------                                                             -------        ------           -------      -------
     434.1       Net interest revenue                                    439.4         423.9           1,299.4      1,139.1

      40.0      Provision for credit losses                               45.0          25.0             175.0         95.0
  --------                                                             -------        ------           -------      -------
                 Net interest revenue after provision
     394.1        for credit losses                                      394.4         398.9           1,124.4      1,044.1
  --------                                                             -------        ------           -------      -------
                Noninterest income:
     113.3       Financial service fees                                  117.6         104.3             336.5        290.6
      57.2       Trust and agency fees                                    58.2          50.6             168.1        148.5
       6.1       Trading profits and commissions                           6.6          10.9              13.8         15.9
        .2       Securities portfolio gains, net                            .8           1.3               7.2         11.2
      59.3       Other income                                             65.4          35.1             252.4        163.3
  --------                                                             -------        ------           -------      -------
     236.1        Total noninterest income                               248.6         202.2             778.0        629.5
  --------                                                             -------        ------           -------      -------
                Noninterest expense:
     179.6       Salaries                                                191.1         168.1             547.0        487.4
      40.9       Employee benefits                                        41.5          38.6             122.9        112.5
      34.4       Occupancy expense                                        35.6          35.2             105.0        100.2
      25.7       Equipment expense                                        25.2          24.2              75.0         71.1
     108.8       Other expense                                            97.8         101.0             311.9        286.4
  --------                                                             -------        ------           -------      -------
     389.4        Subtotal                                               391.2         367.1           1,161.8      1,057.6
         0       Acquisition-related charges                                 0           5.0                 0         21.4
       2.7       OREO costs                                                2.0           6.2               6.7         18.3
  --------                                                             -------        ------           -------      -------
     392.1        Total noninterest expense                              393.2         378.3           1,168.5      1,097.3
  --------                                                             -------        ------           -------      -------

     238.1      Income before income taxes and extraordinary item        249.8         222.8             733.9        576.3
     104.8       Provision for income taxes                              109.9          98.8             335.3        255.1
  --------                                                             -------        ------           -------      -------
     133.3      Income before extraordinary item                         139.9         124.0             398.6        321.2
                Extraordinary loss from early extinguishment of debt,
         0       net of tax                                                  0             0                 0         (6.6)
  --------                                                             -------        ------           -------      -------
  $  133.3      NET INCOME                                              $139.9        $124.0            $398.6       $314.6
  ========                                                             =======        ======           =======      =======

                PER COMMON SHARE:
                 Income before extraordinary item:
  $   1.11        Primary                                              $   1.17        $   1.07           $   3.36      $   2.75
  $   1.10        Fully diluted                                        $   1.15        $   1.04           $   3.27      $   2.66
                  Net income:
  $   1.11        Primary                                              $   1.17        $   1.07           $   3.36      $   2.69
  $   1.10        Fully diluted                                        $   1.15        $   1.04           $   3.27      $   2.60
  $    .27        Dividends declared                                   $    .37        $    .22           $    .91      $    .66

                Average number of common shares, in thousands:
   111,369        Primary                                               111,865         106,981            110,188       106,602
   112,933        Fully diluted                                         113,803         111,690            113,458       111,391

  $    9.3      Preferred dividends                                   $    9.4        $    9.4           $   28.1      $   28.1

                                  OTHER DATA

(dollars in millions, except per share amounts)
 Quarter Ended                                                                             Quarters Ended      Nine Months Ended
      June 30                                                                                September 30           September 30
      -------                                                                            ----------------     ------------------
         1995                                                                            1995        1994        1995       1994
         ----                                                                            ----        ----        ----       ----
                  NET INCOME BEFORE SPECIAL REVENUE ITEMS, ACQUISITION-
                  RELATED CHARGES AND EXTRAORDINARY ITEM:
      $133.3       Net income                                                          $139.9      $124.0    $  398.6   $  314.6
           0       Special revenue items, net of tax                                        0       (11.0)          0      (11.0)
           0       Merger and restructuring charges, net of tax                             0         3.0           0       12.2
           0       Extraordinary item, net of tax                                           0           0           0        6.6
      ------                                                                           ------      ------    --------   --------
                   Net income before special items, acquisition-related
      $133.3       charges and extraordinary item                                      $139.9      $116.0    $  398.6   $  322.4
      ======                                                                           ======      ======    ========   ========

                  EARNINGS PER SHARE BEFORE SPECIAL REVENUE ITEMS,
                  ACQUISITION-RELATED CHARGES AND EXTRAORDINARY ITEM:
       $1.11       Primary                                                             $ 1.17      $ 1.00    $   3.36   $   2.77
       $1.10       Fully diluted                                                       $ 1.15      $  .96    $   3.27   $   2.67

                  RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
        1.21%      Net income                                                            1.23%       1.12%       1.21%       .99%
                 Net income before special  revenue items, acquisition
        1.21%        related  charges and extraordinary item                             1.23%       1.05%       1.21%      1.01%

                  RETURN ON AVERAGE COMMON
                  EQUITY (ANNUALIZED):
       17.22%      Net income                                                           17.13%      17.90%      17.28%     15.44%
                  Net income before special revenue items, acquisition-
       17.22%     related charges and extraordinary item                                17.13%      16.65%      17.28%     15.86%

                  CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                   Including special items:
      $436.0        Net interest revenue, fully taxable equivalent basis               $440.9      $425.2    $1,304.3   $1,143.4
        4.49%       Net interest margin                                                  4.39%       4.34%       4.48%      4.05%

                  Excluding special items:
      $436.0        Net interest revenue, fully taxable equivalent  basis              $440.9      $405.2    $1,304.3   $1,123.4
        4.49%       Net interest margin                                                  4.39%       4.14%       4.48%      3.98%

        4.54%     DOMESTIC NET INTEREST MARGIN (ESTIMATED)                               4.43%       4.41%       4.60%      4.25%
                  INTERNATIONAL NET INTEREST MARGIN (ESTIMATED):

        4.35%       Including special items                                              4.27%       4.15%       4.15%      3.46%
        4.35%       Excluding special items                                              4.27%       3.36%       4.15%      3.18%

                                    CAPITAL

         (dollars in millions, except per share amounts)
         June 30                                                                              September 30
         -------                                                         ---------------------------------
            1995                                                            1995                      1994
            ----                                                            ----                      ----
                    COMMON STOCKHOLDERS' EQUITY:
          $2,957    Common stockholders' equity                           $3,085                  $  2,605
         111,612    Common shares outstanding, in thousands              112,161                   107,169
                    Per common share:
          $26.49     Book value                                           $27.50                  $  24.30
           37.50     Market value                                          47.63                     26.63

                    REGULATORY CAPITAL:
                    Risk-based capital ratios:                          Estimate
            7.7%      Tier 1 capital ratio (minimum required  4.00%)         7.8%                      6.9%
           13.0%      Total capital ratio (minimum  required  8.00%)        12.6%                     11.9%
            7.3%    Leverage ratio                                           7.3%                      6.4%
        $ 3,209     Tier 1 capital                                        $3,294                  $  2,806
          5,423     Total capital                                          5,352                     4,873
         41,578     Total risk-adjusted assets                            42,493                    40,854

                           RESERVE FOR CREDIT LOSSES

(dollars in millions)
 Quarter Ended                                                                   Quarters Ended              Nine Months Ended
       June 30                                                                     September 30                   September 30
       -------                                                              -------------------              -----------------
          1995                                                                1995         1994                 1995      1994
       -------                                                              ------       ------              -------     ------
        $695.5        Beginning balance                                     $691.9       $675.8               $680.2    $770.3

             0        Reserve of acquired company                              6.3          8.1                  6.3      24.7
             0        Reserve of bank subsidiaries sold                          0            0                (32.7)        0

          40.0        Provision for credit losses                             45.0         25.0                175.0      95.0

         (58.4)       Credit losses                                          (54.8)       (51.8)              (166.7)   (143.8)

          14.8        Recoveries                                              16.0         19.4                 42.3      49.3
         -----                                                              ------       ------              -------   -------
         (43.6)          Net credit losses                                   (38.8)       (32.4)              (124.4)    (94.5)


                     Credit losses on exposure transferred to accelerated
             0        disposition portfolio                                      0            0                    0    (119.0)
        ------                                                              ------       ------              -------   -------

       $ 691.9       Ending balance                                         $704.4       $676.5               $704.4    $676.5
       =======                                                              ======       ======              =======   =======

          2.20%      Reserve as a % of loans and leases                       2.22%        2.19%                2.22%     2.19%
       =======                                                               ======       ======              =======   =======

           204%      Reserve as a % of nonaccrual loans                        198%         179%                 198%      179%
         =====                                                               ======       ======              =======   =======



                              RENEGOTIATED LOANS

                                       1994                                   1995
                        Third        Fourth         First        Second      Third
                          Qtr           Qtr           Qtr           Qtr        Qtr
                      -------      ---------     --------     ---------------------
  Renegotiated loans      $72           $68          $43           $29         $27
                         ====          ====         ====          ====         ====